Incentive Compensation Plan

Effective September 28, 2014

(Commencing Fiscal Year 2015)

Company
Confidential
KULICKE AND SOFFA INDUSTRIES, INC.

INCENTIVE COMPENSATION PLAN

Plan Objectives
The purpose of the Kulicke and Soffa Industries, Inc. (“Company” or “K&S”) Incentive Compensation Plan (“Plan” or “ICP”) is to:

•	focus the efforts of Plan Participants to achieve quarterly and annual financial goals and individual objectives consistent with the Company’s business strategy;

•	provide Plan Participants with the opportunity to earn quarterly, and an annual, Incentive Award based on Corporate and Business Line (if appropriate) financial, and individual performance, and;

•	align the interests of our employees and K&S shareholders by providing awards that are commensurate with business performance.

Effective Date
This Plan document is effective beginning fiscal 2015, commencing on September 28, 2014. This Plan document and its attachments constitute the entire Incentive Compensation Plan and supersede any other oral or written agreements dated prior to the effective date. The Plan Year is aligned to the K&S fiscal plan year.
Plan Governance
The Management Development and Compensation Committee (MDCC) of the Board of Directors is responsible for reviewing the overall performance and funding of the Company’s incentive plans. Specifically, the MDCC is responsible for:

•	determining the criteria and mechanism for funding the Plan;

•	determination of suspension or reduction of aggregate Incentive Awards due to current or projected business performance;

•	determining the primary financial performance metrics;

•	approving any adjustments to Business Line (BL) performance for transition, start-up or extraordinary costs and circumstances;

•	approving the aggregate quarterly, and annual, award amounts;

•	approving all objectives, weightings, targets and payouts to individual Executive Officers;

•	approving any discretionary adjustments to Incentive Awards, and

•	delegating routine Plan administration responsibilities to Company management.

Company management’s responsibilities include:

•	providing summary information and analysis to the MDCC on a quarterly, and annual, basis and presenting the aggregate pool for review and approval by the MDCC;

•	facilitating the collection of financial and individual performance results and Award recommendations;

•
recommending and enforcing eligibility and administration rules, individual Incentive Target assignments and the relative performance weightings of Company versus Business Line versus Individual performance;

•	recommending financial performance metrics and funding scales (including threshold, target and maximum performance) for Company and BL Awards;

•	recommending Individual Performance Goals, and weightings for Executive Leadership Team (ELT) Participants;

•	financial planning and accruals as necessary;

•	reviewing and verifying all proposed Awards before such Awards are made;

•	determination of suspension or reduction of non-Executive Officer individual Incentive Awards due to performance;

•	counseling to the MDCC on the determination of suspension or reduction of aggregate Incentive Awards due to current or projected business performance;

•	determining the extent to which internal transfers, promotions, changes in full-or-part-time status and approved leaves of absence impact accruals, targets and actual Awards;

•	interpreting the Incentive Compensation Plan document and establishing, adopting, or amending any provisions as are necessary for proper administration, consulting where appropriate with the MDCC.

Plan Funding
Threshold Performance
Minimum funding for the Plan requires a single financial threshold to be attained:

•	A minimum positive $ Corporate Net Income threshold.

Funding Scale
The Plan incorporates two financial performance measures each equally weighted at 50%, which in combination funds the ICP pool. These 2 measures are: (1) Corporate Net Income; and (2) Corporate Operating Margin % performance.

These two Plan funding scales each correlates Corporate Net Income, and Corporate Operating Margin % performance results, respectively, to Plan funding amounts from threshold performance to target performance and up to maximum performance at a 200% payout. The weighted average of the payout results derived from these two scales generates the ICP pool. The funding scales are shown in Appendix 1.
Plan Eligibility
All employees of K&S, including Executive Officers, are eligible to participate in the Plan (“Participants”), provided they:

•	are employed by K&S or one of its affiliates as a regular full-time or part-time employee and;

•	do not participate in the Sales Incentive Plan (SIP)

•	do not participate in the Success Shares Plan

Performance Measurement and Payout Periods

There are five (5) performance measurement periods, and payments, per Fiscal Year:

•	Each fiscal quarter is measured independently, with commensurate Awards based on performance. Each quarter is worth 20% of the annual target.

•	An annual, 5th payment, based on a full year’s results, is also worth 20% of the annual target.

Quarterly Award Eligibility for New Hires
New Hires will be eligible to participate for a quarterly Award as follows:

•	Eligible for 100% of the quarterly Award provided they joined in days 1-15 of the first full month of the quarter

•	Eligible for 66.7% of the quarterly Award provided they joined after the 16th day of the first full month of the quarter, up to the last day of the first full month of the quarter.

•	Are not eligible if they joined in the second or third month of the quarter.

Annual ‘5th Payment’ Eligibility for New Hires
New hires are eligible for the annual ‘5th payment’ as follows:

•	eligible for 100% of the Award provided they first participated in the ICP in the first quarter

•	eligible for 75% of the Award provided they first participated in the ICP in the second quarter

•	eligible for 50% of the Award provided they first participated in the ICP in the third quarter

•	eligible for 25% of the Award provided they first participated in the ICP in the fourth quarter

Discretionary Funding or Accrual
Discretionary funding, or Awards, may be generated for the following circumstances:

1.	When Corporate financial performance measures are below threshold (see Appendix 3)

2.	When all funds in the ICP pool are not utilized for incentive payments and a discretionary amount is created for the CEO to allocate with MDCC approval. (see Appendix 3)

3.	Special functional or organizational incentives with MDCC approval (see Appendix 3)

Quarterly Award Treatment for Changes in Job or Employment Status

Termination during the Quarter
Participants who terminate during the quarter due to Retirement, death, permanent disability or a Reduction in Force:

•	Participants who terminate during the first full calendar month of the quarter are not eligible for an Award for that quarter.

•
Participants who terminate after the first full calendar month of the quarter are eligible for a pro-rata Award based on the number of calendar days worked in the quarter. Actual Corporate and BL financial results are used. Individual results will be scored as 80 out of 100 when no score is provided by management.

Participants whose employment with K&S is terminated for cause or due to a voluntary resignation prior to the end of the fiscal quarter will not be eligible for a full or prorated Incentive Award for that quarter.

Annual Award Treatment for Changes in Job or Employment Status

Termination during the Year
Participants who terminate during the Fiscal Year due to Retirement, death, permanent disability or a Reduction in Force:

•	Participants who terminate during the first 3 quarters of the Fiscal Year are not eligible for an Award for the annual component.

•
Participants who terminate during the fourth quarter of the Fiscal Year are eligible for a pro-rata Award, based on the number of full months completed in the year, divided by 12. Actual results are used for the Corporate and BL components. Individual results are scored at 100%.

Participants whose employment with K&S is terminated for cause or due to a voluntary resignation prior to the end of the Fiscal Year will not be eligible for a full or prorated Award.

Approved Absence/Leave During the Quarter

An absence is defined as any single occurrence absence/leave other than annual leave/vacation, or government mandated military leave. For cumulative absences greater than 10 weeks in a quarter, no Award will be paid.

Duration of Absence	Proration Factor
≤4 work weeks	100.00%
>4 work weeks - ≤7 work weeks	66.67%
>7 work weeks - ≤10 work weeks	33.33%
>10 work weeks	0% (no Award)

Promotion, Job Code Change, Salary Change
Participants who have a job change which may affect their salary rate or target incentive will be paid an Award based on the salary and target incentive in effect on the last day of the fiscal quarter, regardless of the job change date.

Transition to or from K&S Sales Incentive Plan
In the event of a transition to or from the K&S Sales Incentive Plan during the fiscal quarter, a Participant is eligible to receive a pro-rated Award based on the number of days as a Participant in the Plan during the fiscal quarter.

Transition to ICP from K&S Success Shares Plan
In the event of a transition to ICP from the K&S Success Shares Plan during the fiscal quarter, a Participant is eligible to receive:

•	A full quarterly Award for the quarter of transition if the transition is effective during the first full calendar month of the quarter

•	If the transition is after the first full calendar month of the quarter the Participant will remain in Success Shares until the next quarter

•	Proration of the annual “5th” payment will be proportionate to the number of full quarters in ICP

In all cases, eligibility for a prorated Award is contingent on meeting all other conditions and requirements of the Plan.

Performance Measures
The Plan relies on four primary performance measures to determine Awards:

•	Corporate Net Income: Corporate Net Income results at the close of each fiscal quarter, and at the close of the Fiscal Year;

•	Corporate Operating Margin %: results at the close of each fiscal quarter, and at the close of each Fiscal Year;

•	Business Line Direct Operating Margin %(BL DOM%): Business Line Direct Operating Margin % (DOM%) results at the close of each fiscal quarter, and at the close of the Fiscal Year; and,

•
Individual: specific qualitative or quantitative goals established for each eligible employee for each fiscal quarter and scored from 0-100. For the annual “5th” payment, the employee’s performance rating on a scale of 1-5, is used to determine the Award percent for the individual component.

Employees will work with their managers to identify quantitative and qualitative quarterly and annual individual goals. Goals should be “SMART” and easily measureable by the manager. Goal achievement is the basis for the Incentive Award for the individual component of the incentive.
Financial performance measure weightings are as follows:

Incentive Award Calculations
Incentive Targets
Each Participant is assigned an Incentive Target that is expressed as a percentage of the employee’s Base Salary. Targets are determined for each grade level based on market median competitive practice. Targets for the executive (E) level positions are individually market priced. The Incentive Target structure is shown in Appendix 2.
Performance Component Weightings
All Participants have 2 performance components to derive their Award - (1) a financial component, and (2) an Individual component. For Participants in Corporate Functions the financial component consists of Corporate Net Income and Corporate Operating Margin % each weighted at 50% of this component. They also have an Individual component. For Participants whose job responsibilities focus on providing support to a specific BL or BLs, the financial component consists of Corporate Net Income, weighted 40% of the financial component, and BL Direct Operating Margin % weighted at 60%. They will also have an Individual component.  The BL financial component may be split between two BLs depending on the Participant’s role.  No BL can be allocated less than 20% of the full BL component weighting.  Allocation of split BL’s must be in increments of 10%.

For Participants not associated with a specific BL:
Corporate Financial Weight % (50%NI/50%OM %) -- Individual Performance Weight %

Career Level	FY15 Salary Grade	Financial		Individual
		Net Income	Operating Margin
VP Below ELT	E1	37.5%	37.5%	25%
Directors	M5-M6	30%	30%	40%
Management	M1-M4	25%	25%	50%
Professional	P1-P7	20%	20%	60%

For Participants associated with a specific BL:

Corporate NI Weight % -- BL DOM % Weight % -- Individual Performance Weight %

Career Level	FY15 Salary Grade	Financial		Individual
		Corporate Net Income	Business Line Direct Operating Margin %
VP Below ELT	E1	30%	45%	25%
Directors	M5-M6	24%	36%	40%
Management	M1-M4	20%	30%	50%
Professional	P1-P7	16%	24%	60%

Payout Calculation Methodology
Individual incentive calculations can range from 0% to 200% of the target incentive.
The Corporate Net Income, Operating Margin % and BL Direct Operating Margin % performance measures are based on actual financial achievement against financial targets. A payout scale is created aligning payout, starting at threshold performance, to each financial target performance level through to maximum performance levels.

Business Line DOM% results and Individual results are multiplied by the percentage of the Corporate Financial Payout result.
The BL DOM % component of the ICP award does not result in a payout unless the Corporate Operating Margin % exceeds its threshold.
(Please see Appendix 4 for a sample ICP calculation for Participants with and without a BL component)
Form and Timing of Payment:
All Awards will be paid in cash (via check or direct deposit), subject to all tax and withholding under applicable country laws and regulations, and Company policy in effect at the time.
Estimated schedule of payments are as follows:

Quarter	Estimated Payout Date
Q1 (~Oct, Nov, Dec)	February
Q2 (~Jan, Feb, Mar)	May
Q3 (~April, May, June)	August
Q4 (~July, August, Sept)	December
Annual “5th” Payment	December
The months designated in the table above are the intended times of payment and that in no event will payment be made later than the end of the short-term deferral period applicable to such payment as such period is defined in regulations under section 409A of the Internal Revenue Code of 1986, as amended.
Other Important Details:
The Incentive Compensation Plan may be amended, suspended, terminated or reinstated at any time with the approval of the MDCC.
Participant’s Base Salary will remain the basis for life insurance, accidental death and disability and long and short term disability and the like.
As a condition of receiving benefits under the Plan, all Participants agree to respect the confidentiality of the K&S’s financial and other business critical information.
This Plan will be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law, as to all matters, including, but not limited to, matters of validity, construction and performance.
This Plan is intended to comply with the short term deferral rule set forth in the regulations under section 409(A) of the Internal Revenue Code of 1986, as amended (“Code”) in order to avoid application of Section 409A to this Incentive Program. This Plan shall be administered in accordance with Section 409A of the Code with respect to Participants who are U.S. citizens.
Participants may not sell, assign, transfer, pledge or encumber any expectation of or right to an Award under this Plan and any attempt to do so shall be void.
K&S is an at-will employer. Participation in the Plan or any enhancement of the Plan does not impact this fact in any way. Inclusion in this Plan does not constitute a guarantee of employment or specific earnings. Nothing in this Plan shall act as an expressed or implied contract, a guarantee or commitment for an employee to be or to continue to be a Participant in the Plan, to receive payments under the Plan, or to be retained in the employment of K&S.
Dispute Resolution
With the exception of Executive Officers, the CEO and Vice President of Human Resources shall have complete discretion concerning the determination of Incentive Awards under the Plan, and the decision of the CEO shall be final and conclusive. Any disputes regarding incentive eligibility or an Award with respect to a fiscal quarter must be communicated in writing to the Vice President of Human Resources within thirty (30) days from the date an Incentive Award would otherwise have been paid with respect to such fiscal quarter.

Definitions
This list is intended to provide definitions for most business terms used in this Plan Document, but may not be all inclusive of terms used.
Award or Incentive Award - the incentive payment made to a Participant under this Plan, which is based on the achievement of Corporate, Business Line and Individual Performance Goals and the Participant’s Incentive Target
Base Salary - the annualized rate of base salary compensation paid to a Participant
Board of Directors - the Board of Directors of Kulicke and Soffa Industries, Inc.
Business Line Direct Operating Margin % (DOM%) - Direct Operating Profit / Revenue (in %) (excluding corporate service and shared expense charges)
Company - Kulicke and Soffa Industries, Inc., its subsidiaries, and any successor thereto
Executive Leadership Team (ELT) - a senior management team of the Company including the CEO, and certain direct reports to the CEO
Executive Officer - An individual designation by the Kulicke and Soffa Industries, Inc. Board of Directors as an Officer of the Company
Fiscal Year - the business year as defined by finance
Incentive Target - the percentage of a Participant’s Base Salary established as the basis for his or her Incentive Award when 100% of all Goals are achieved. The actual Incentive Award, if any, may equal, exceed, or fall below the Incentive Target based on Corporate, Business Line and Individual performance
Individual Performance Goals - goals that reflect results expected from the Participant during the fiscal quarter or the Fiscal Year
Management Development and Compensation Committee (MDCC) - the committee of the Board of Directors accountable for aspects of the Plan
Net Income (NI) - Revenue less expenses, interest and taxes. The MDCC has the authority to exclude any unusual or extraordinary items from the calculation
Operating Margin %(OM%) - Operating Income / Revenue (in %)
Participant - an employee of Kulicke and Soffa Industries Inc. who is eligible to participate in the Plan
Plan - this Kulicke and Soffa Industries Inc. Incentive Compensation Plan (“ICP”)
Plan Year - the Fiscal Year of the Company
Reduction in Force - involuntary termination due to a K&S reorganization or cost containment measures
Retirement - termination of a regular full-time or part-time employee who is at least 50 years of age, has at least 3 years of service, and age and service equal at least 60
Sales Incentive Plan (SIP) - an incentive plan of the Company, different from this Plan, intended to motivate certain sales employees to achieve defined sales objectives

Success Shares Plan - an incentive plan of the Company, different from this Plan, intended to motivate participants (see Appendix 2) to support Company objectives by sharing in the financial success of the Company

Appendix 1

FY15 - Corporate Net Income Quarterly Funding Scale*

	NI (in Millions)	ICP Funding
Maximum	28.0	200.00%
	27.5	197.22%
	26.3	190.28%
	25.0	183.33%
	23.8	176.39%
	22.5	169.44%
	21.3	162.50%
	20.0	155.56%
	18.8	148.61%
	17.5	141.67%
	16.3	134.72%
	15.0	127.78%
	13.8	120.83%
	12.5	113.89%
	11.3	106.94%
Target	10.0	100.00%
	8.8	87.50%
	7.5	75.00%
	6.3	62.50%
	5.0	50.00%
	3.8	37.50%
	2.5	25.00%
	1.3	12.50%
	0.0	0

*Net Income results are weighted 50% of overall Corporate Performance Measure. Interpolation will be applied between each of the discreet points in the scale.

For illustrative purposes, FY15 quarterly targets are used. Annual targets are simply 4 times the quarterly target.

The Net Income target will be periodically reviewed and may be adjusted in future fiscal years based on K&S and peer company performance

Appendix 1 (continued)

FY15 - Corporate Operating Margin % Quarterly and Annual Funding Scale*

Corporate OM Funding Scale
	OM	ICP Funding %
Maximum	22.00%	200.00%
	21.00%	190.00%
	20.00%	180.00%
	19.00%	170.00%
	18.00%	160.00%
	17.00%	150.00%
	16.00%	140.00%
	15.00%	130.00%
	14.00%	120.00%
	13.00%	110.00%
Target	12.00%	100.00%
	11.00%	89.29%
	10.00%	78.57%
	9.00%	67.86%
	8.00%	57.14%
	7.00%	46.43%
	6.00%	35.71%
Threshold	5.00%	25.00%

*Operating Margin % results are weighted 50% of the overall Corporate Financial Performance Measure. Interpolation will be applied between each of the discreet points in the scale.

For illustrative purposes, FY15 targets are used. Operating Margin % targets will be reviewed annually, and are determined based on K&S and peer company performance

Appendix 2

Incentive Target Structure

Appendix 3

Discretionary Fund Allocation

1.	When quarterly Corporate ICP funding is zero:

•	management has discretion to allocate to key, top performers in professional tiers a discretionary bonus

•	not to exceed 25% of eligible Participants

•	cost not to exceed US$ 500,000 (per annum)

•	eligible Participants predominantly Technical / Engineering at levels P1- P5

2.	When all funds in the ICP pool are not utilized for incentive payments a discretionary amount is created for the CEO to allocate with the MDCC approval. An example is:

a.	Key Performer ‘CEO Award’ of 5% of the final full year end pool to allocate to year’s stars

•	Approximately US$ 150,000 at target

3.	Special functional or organizational incentives

•	In order to incentivize and reward for the attainment of critical organizational goals, the Company may establish a special incentive for a group or sub-group of the Company

•	Programs will be approved by the MDCC

Appendix 4

Illustrative Calculation - For positions not aligned to a Business Line:

Appendix 4

Illustrative Calculation - For positions aligned to a Business Line:

ICP Plan Rider 1

For China Payouts Only

Background:

•	Current tax law in China allows for preferential tax treatment for bonuses paid to employees

◦	Tax is calculated by first dividing the bonus amount by 12 and determining the effective tax rate applicable to one twelfth using the progressive tax rate table

◦	The marginal tax rate is then applied to the entire bonus

◦	This treatment is applicable to ONE bonus received per year only

◦
Individuals receiving multiple bonuses during the year would be preferentially taxed on one bonus payment and the remaining payments would be treated as salary and subject to progressive tax rates along with other salary earned during the month

Process for K&S Special Payout Process:

•	Employees can elect only for either an annual payout option, or quarterly payouts,

•
Employees who opt for an annual payment shall voluntarily apply through a standard written requisition (prepared by our external legal firm) for deferment of their quarterly incentive payouts to December for ICP employees and October for SIP employees

•	The application shall remain valid for the calendar year and employees cannot opt out of the scheme during that year

•	If an employee does not make their election in the time allotted, and in the absence of an election, the default payout approach will be quarterly payouts

•	For those electing the annual payout, the payouts will be made in December and represent the accrued quarterly payouts for the entire year

•	If an employee who so elects, resigns or retires during the year, or is involuntarily terminated, will receive their accrued Awards as soon as administratively practicable

Implementation Date: Fiscal 2014